EXHIBIT 10.2
_____________ ___, 2008

Staccato Acquisition Corp.
825 Third Avenue, 40th Floor
New York, New York 10022

EarlyBirdCapital, Inc.
275 Madison Avenue, 27th Floor
New York, New York 10016

Re:	Initial Public Offering

Gentlemen:

The undersigned officer, director and stockholder of Staccato Acquisition Corp. (“Company”), in consideration of EarlyBirdCapital, Inc. (“EBC”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 14 hereof):

1.  If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares beneficially owned by him in accordance with the majority of the shares of common stock voted by the holders of the IPO Shares. If the Company seeks stockholder approval for its dissolution and plan of distribution prior the consummation of a Business Combination, the undersigned agrees to vote all Insider Shares in favor of such dissolution and plan of distribution.

2.  In the event that the Company fails to consummate a Business Combination within 24 months from the consummation of the IPO (or 30 months from the consummation of the IPO under the circumstances described in the prospectus relating to the IPO), the undersigned will (i) cause the Trust Fund (as defined in the Letter of Intent) to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

3.  In order to minimize potential conflicts of inter-est which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

4.  The undersigned acknowledges and agrees that the Company will not: (i) acquire an entity with which the Insiders, through their other business activities, had acquisition or investment discussions in the past; (ii) consummate an initial Business Combination with an entity which is, or has been within the past five years, affiliated with any of the Insiders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (iii) enter into a Business Combination where the Company acquires less than 100% of a target business and any Insider acquires the remaining portion of such target business, unless, in any of such cases, the Company obtains an opinion from an independent investment banking firm reasonably acceptable to EBC that the Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

5.  Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6.  Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee, consulting fee, or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7.  The undersigned will escrow all of the Insider Units, subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company. The undersigned further agrees that he will not sell, transfer or assign (except to permitted transferees) any Insider Warrants until after the consummation by the Company of a Business Combination.

8.  The undersigned agrees to be Chief Financial Officer, Secretary and a Director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned acknowledges that the foregoing does not interfere with or limit in any way the right of the Company to terminate the undersigned’s employment at any time (subject to other contractual rights the undersigned may have) nor confer upon the undersigned any right to continue in the employ of Company. The undersigned’s biographical information furnished to the Company and EBC and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and EBC and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a)  he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)  he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)  he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9.  The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Chief Financial Officer, Secretary and a Director of the Company.

10.  The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company’s common stock owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination. The undersigned further agrees not to enter into any type of transaction, the purpose of which is to induce a public stockholder to vote for approval of the Company’s initial Business Combination (including payments of money, transfers of securities or purchases of securities).

11.  The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before stockholders other than through actions by the undersigned, the undersigned hereby agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

12.  The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to EBC and its legal representatives or agents (including any investigative search firm retained by EBC) any information they may have about the undersigned’s background and finances (“Information”). Neither EBC nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and EBC and appoint a substitute agent acceptable to EBC within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

13.  This letter agreement shall be governed by and construed and enforced in accor-dance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

14.  As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company included in the Insider Units; (iv) “Insider Units” shall mean all of the units of the Company acquired by the Insiders prior to the IPO (including the underlying Insider Shares and warrants (and shares reserved for issuance upon exercise of such warrants)); (v) “Insider Warrants” shall mean the warrants being purchased by the Insiders in a private placement transaction simultaneously with the consummation of the IPO; and (vi) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

David D. Sgro
Print name

__________________________
Signature